Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

iQIYI, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value $0.00001 per share	Rule 457(h)	3,200,251(3)	$0.511883(3)	$1,638,154.08	$0.0000927	$151.86

Equity	Class A ordinary shares, par value $0.00001 per share	Rule 457(c) and Rule 457(h)	280,000,000(4)	$0.83875(4)	$234,850,000.00	$0.0000927	$21,770.60

Total Offering Amounts					$236,488,154.08		$21,922.46

Total Fee Offsets							—

Net Fee Due							$21,922.46

(1)

These shares may be represented by the Registrant’s ADSs, each of which represents seven Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-223709).

(2)

Represents Class A ordinary shares issuable upon vesting or exercise of options, restricted share units and other awards granted under the 2010 Equity Incentive Plan and the 2021 Share Incentive Plan (the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans.

(3)

The amount to be registered represents Class A ordinary shares issuable upon exercise of outstanding options granted under the 2010 Equity Incentive Plan, and the corresponding proposed maximum offering price per share represents weighted average exercise price of these outstanding options.

(4)

These Class A ordinary shares are reserved for future award grants under the 2021 Share Incentive Plan. The number of Class A ordinary shares available for issuance under the 2021 Share Incentive Plan has been estimated for the purposes of calculating the amount of the registration fee. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $3.36 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Select Market on March 21, 2022.

(5)

Any Class A ordinary shares covered by an award granted under the Plans (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plans.